UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2026

Getty Images Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-41453	87-3764229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 5th Ave S. Suite 400

Seattle, WA 98104

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (206) 925-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A Common Stock	GETY	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 12, 2026, Getty Images Holdings, Inc. (the “Company”) and certain of its subsidiaries entered into a restructuring support agreement with the Company’s majority shareholders, holders of all of the Company’s revolving loans, more than two-thirds of its term loans and senior secured notes, and more than two-thirds of its senior unsecured notes, providing for a comprehensive recapitalization to be implemented through a prepackaged chapter 11 plan of reorganization. As described in more detail below, the recapitalization contemplates, among other things: (i) an equity commitment of approximately $533 million by the majority shareholders, inclusive of debtor-in-possession term loans to be provided by certain shareholders and approximately $100 million of prepetition debt held by the majority shareholders that will convert into equity upon emergence; (ii) the conversion of the first lien term loans and senior secured notes held by holders other than the majority shareholders into new first lien debt with extended maturities and a reduced interest rate, and the conversion of the revolving loans into an amended and restated $150 million revolving credit facility, that will be repaid and undrawn at emergence; (iii) the retirement of all of the senior unsecured notes in exchange for an aggregate cash payment of approximately $170.2 million; and (iv) the cancellation of all existing equity interests in the Company, with the majority shareholders owning 100% of the reorganized company upon emergence, subject to dilution by a management incentive plan.

Restructuring Support Agreement

On October 12, 2026, the Company and certain of its subsidiaries (collectively with the Company, the “Company Parties”) entered into a restructuring support agreement (together with all exhibits, annexes and schedules thereto, including the restructuring term sheet attached as Exhibit A thereto (the “Restructuring Term Sheet”), the “RSA”) with: (i) certain holders of, or investment advisors, sub-advisors or managers of funds or accounts that hold claims (the “Secured Funded Debt Claims”) in respect of the Company’s U.S. dollar-denominated term loans (the “USD Term Loans”) and euro-denominated term loans (the “EUR Term Loans” and, together with the USD Term Loans, the “Term Loans”) under the Credit Agreement, dated as of February 19, 2019 (as amended and restated from time to time, the “Credit Agreement”), among certain of the Company Parties, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and certain other parties thereto, and the 11.250% Senior Secured Notes due 2030 issued by Getty Images, Inc. (the “Secured Notes”) (such holders, the “Consenting Secured Lenders”); (ii) certain holders of claims in respect of revolving loans under the Credit Agreement (the “Revolving Loans”) (such holders, the “Consenting RCF Lenders”); (iii) certain holders of claims (the “Unsecured Notes Claims”) in respect of the 14.000% Senior Notes due 2028 and the 9.750% Senior Notes due 2027, each issued by Getty Images, Inc. (together, the “Unsecured Notes”) (such holders, the “Consenting Unsecured Noteholders” and, together with the Consenting Secured Lenders and the Consenting RCF Lenders, the “Consenting Creditors”); and (iv) certain holders of equity interests in the Company, including the Company’s Class A common stock (the “Common Stock”) (such holders, the “Consenting Shareholders” and, together with the Consenting Creditors, the “Consenting Stakeholders”).

The RSA was unanimously approved by the unconflicted members of the Board of Directors of the Company (the “Board”) following the recommendation of the independent special committee of the Board. As of the date of the RSA, the Consenting Stakeholders hold, in the aggregate, approximately 89% of the outstanding principal amount of the Secured Funded Debt Claims, 100% of the outstanding principal amount of the Revolving Loans and approximately 83.5% of the outstanding principal amount of the Unsecured Notes (excluding any Unsecured Notes held by the Consenting Shareholders or their affiliates).

Under the RSA, the Consenting Stakeholders have agreed, among other things and subject to the terms and conditions of the RSA, to support the comprehensive recapitalization of the Company Parties (the “Restructuring Transactions”), including by timely voting their claims and interests entitled to vote to accept the prepackaged chapter 11 plan of reorganization (the “Plan”), and not to object to, delay or interfere with the Restructuring Transactions or support any alternative restructuring proposal. The Company Parties have agreed, among other things, to support and take all steps reasonably necessary to consummate the Restructuring Transactions and to comply with the Milestones (as defined below). The RSA also contains other covenants customary for agreements of this type.

The RSA includes a customary “fiduciary out” that permits the Company Parties and their governing bodies to take or refrain from taking any action, including to consider and respond to alternative restructuring proposals, to the extent required by their fiduciary duties or applicable law, subject to certain notice obligations.

Milestones

The RSA requires the Company Parties to implement the Restructuring Transactions in accordance with certain milestones (the “Milestones”), including that:

●	no later than October 21, 2026, solicitation of votes on the Plan shall have commenced, and the Company Parties shall have commenced chapter 11 cases;

●	no later than 3 business days after the commencement of the chapter 11 cases, the bankruptcy court shall have entered an interim order approving the Financing (as defined below);

●	no later than 35 calendar days after the commencement of the chapter 11 cases, the bankruptcy court shall have entered a final order approving the Financing;

●	no later than 55 calendar days after the commencement of the chapter 11 cases, the bankruptcy court shall have entered an order confirming the Plan; and

●	no later than 75 calendar days after the commencement of the chapter 11 cases, the Restructuring Effective Date (as defined below) shall have occurred.

Each Milestone is subject to bankruptcy court availability and may be extended or waived with the consent of the requisite Consenting Stakeholders. The Milestone for the Restructuring Effective Date may also be extended by up to an additional 30 calendar days with the consent of each Consenting Shareholder if all conditions to the Restructuring Effective Date have been satisfied other than the receipt of required regulatory or other governmental approvals and conditions to be satisfied on the Restructuring Effective Date. No Milestone may be extended beyond the termination date under the Financing without the consent of the lenders under the Financing.

Financing and New Equity Investment

The RSA contemplates a debtor-in-possession multi-draw term loan financing facility to be provided by certain Consenting Shareholders (the “Financing”) in an aggregate principal amount of up to $143,000,000, consisting of (i) $113,000,000 of term loans, of which $85,000,000 would be available upon interim court approval and $28,000,000 would be available upon final court approval, and (ii) $30,000,000 of delayed-draw term loans (the “Delayed-Draw Term Loans”) available upon interim court approval. On the effective date of the Plan (the “Restructuring Effective Date”), the Consenting Shareholders will make a cash equity investment in the parent of the reorganized Company Parties on and after the Restructuring Effective Date, which may be a newly formed entity or the reorganized Company (“New Getty Images”), in an aggregate amount of $433,212,922.50, less the principal amount of the term loans under the Financing (other than any Delayed-Draw Term Loans) outstanding as of the Restructuring Effective Date, in exchange for new equity interests in New Getty Images (the “New Interests”), and will effectuate an equitization commitment, in each case subject to the terms and conditions of the Equity Commitment Letter (the “ECL”) between the Consenting Shareholders (or their affiliates) and the Company Parties. Any Delayed-Draw Term Loans outstanding on the Restructuring Effective Date will be converted into new preferred interests in New Getty Images (the “New Preferred Interests”) and will not reduce the New Equity Investment. The reorganized Company Parties will, subject to approval by the new board of New Getty Images, redeem the New Preferred Interests for an amount equal to the principal amount of such Delayed-Draw Term Loans (without giving effect to any interest or fees paid in kind).

Summary of the Restructuring Transactions and Economic Recovery for Certain Holders

The Restructuring Term Sheet contemplates that, on the Restructuring Effective Date, among other things:

●	holders of general unsecured claims will be unimpaired and will receive payment in full in cash, reinstatement or such other treatment rendering such claims unimpaired;

●	the Financing will be converted into New Interests and, to the extent of any Delayed-Draw Term Loans outstanding under the Financing, into New Preferred Interests;

●	the allowed claims in respect of the Revolving Loans will be converted, on a dollar-for-dollar, cashless basis, into obligations under an amended and restated senior secured revolving credit facility with aggregate commitments of $150,000,000 (the “New RCF”);

●	the allowed Secured Funded Debt Claims not held by the Consenting Shareholders will be converted, on a dollar-for-dollar, cashless basis, into new senior secured notes (the “New Notes”), new euro-denominated senior secured term loans (the “New EUR Term Loans”) and, to the extent holders of USD Term Loans do not consent to receive New Notes, new U.S. dollar-denominated senior secured term loans (together with the New EUR Term Loans, the “New Term Loans”);

●	the Secured Funded Debt Claims held by the Consenting Shareholders will be converted into New Interests;

●	holders of allowed Unsecured Notes Claims will receive their pro rata share of cash in an aggregate amount equal to $170,212,922.50 (the “Unsecured Notes Recovery”);

●	holders of claims subject to subordination under section 510(b) of the U.S. Bankruptcy Code, including claims related to the Company’s public warrants and the related litigation, will not receive any distribution on account of such claims;

●	all existing equity interests in the Company, including the Common Stock, will be cancelled, and holders thereof will not receive any distribution on account of such interests;

●	the Consenting Shareholders will consummate a new equity investment in New Getty Images pursuant to the ECL (the “New Equity Investment”); and

●	the applicable reorganized Company Parties will incur the New Notes, the New Term Loans and the New RCF (collectively, the “Exit Facilities”) on the terms set forth in an exit term sheet annexed to the RSA.

Certain other holders and creditors will receive treatment as detailed in the RSA and Restructuring Term Sheet.

Termination

The RSA may be terminated by the Company Parties or by the requisite Consenting Stakeholders (or, in certain cases, by individual Consenting Stakeholders as to themselves) upon the occurrence of certain events customary for agreements of this type, including uncured material breaches, the failure to achieve any Milestone, the exercise of the Company Parties’ fiduciary out, the entry of orders enjoining the Restructuring Transactions, the denial of confirmation of the Plan and, as to any individual Consenting Stakeholder, the failure of the Restructuring Effective Date to occur by an outside date of 150 days after the effective date of the RSA. In addition, the RSA includes termination rights specific to the Restructuring Transactions, including that: (i) the requisite Consenting Creditors may terminate the RSA as to their applicable group if the RSA is terminated by any other group of Consenting Creditors or by any Consenting Shareholder; (ii) the RSA may be terminated upon the termination of the ECL or the occurrence of an uncured event of default under, or the termination of, the Financing; (iii) each Consenting Shareholder may terminate the RSA as to itself if the RSA or any definitive document is amended or waived without the Consenting Shareholders’ consent in a manner that adversely changes the economic terms of the Restructuring Transactions as to such Consenting Shareholder or adversely affects the release, exculpation, injunction, indemnification, insurance or tax provisions relating to the Consenting Shareholders; (iv) the RSA may be terminated if any definitive document affects the certain Restated Option Agreement, dated as of February 9, 1998, by and among Getty Investments L.L.C., Getty Images, Inc. and Getty Communications PLC (as amended, the “Trademark Option Agreement”) (other than its assumption) or if the bankruptcy court enters an order rejecting or impairing the enforcement of rights under the Trademark Option Agreement, and (v) the RSA may be terminated if the Plan is filed or confirmed without the contemplated releases, exculpation and injunction. The RSA will terminate automatically upon the Restructuring Effective Date.

The foregoing descriptions of the RSA, the Financing and the ECL do not purport to be complete and are qualified in their entirety by reference to the full text of the RSA (including the Restructuring Term Sheet, the Financing term sheet and the ECL and other exhibits thereto), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The RSA contains representations, warranties and covenants made by the parties thereto solely for the benefit of such parties, which may be subject to limitations agreed upon by the parties and to standards of materiality that differ from those applicable to investors. Investors should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries.

Item 7.01. Regulation FD Disclosure.

Press Release

On October 12, 2026, the Company issued a press release announcing the entry into the RSA. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cleansing Material

The Company entered into confidentiality agreements (the “Confidentiality Agreements”) with certain of the Consenting Stakeholders in order to engage in strategic discussions regarding the Company’s capital structure which ultimately led to the RSA. The Confidentiality Agreements require the Company to publicly disclose certain confidential information provided to such parties in connection with such discussions (the “Cleansing Material”) upon the occurrence of certain events. The Company is furnishing the Cleansing Material as Exhibit 99.2 in satisfaction of its obligations under the Confidentiality Agreements.

The Cleansing Material was prepared for purposes of discussion with parties to the Confidentiality Agreements and was not prepared with a view toward public disclosure. The Cleansing Material should not be relied upon to make an investment decision with respect to the Company nor as a prediction of future events. Neither the Company nor any of its affiliates or representatives or any third party has made or makes any representation to any person regarding the accuracy or completeness of the Cleansing Material, and none of them undertakes any obligation to update the Cleansing Material or to reflect the occurrence of future events.

The information contained in Items 7.01 and 9.01 of this Current Report on Form 8-K (as to Exhibits 99.1 and 99.2) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in Items 7.01 and 9.01 (as to Exhibits 99.1 and 99.2) of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in the Company’s securities on the OTC Pink Limited Market is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by the holders of the Company’s securities if the Plan is confirmed. The Company expects that holders of the Common Stock will not receive or retain any recovery on account of their Common Stock if the Plan is confirmed.

Cautionary Note Regarding Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements in this Current Report on Form 8-K include, among others, statements regarding the RSA, the Restructuring Transactions, the Plan, the anticipated commencement and timing of chapter 11 cases, the Financing, the New Equity Investment, the Exit Facilities and the expected treatment of claims and interests. These statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K, and on the current expectations of the Company’s management and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the Company’s control.

These forward-looking statements are subject to a number of risks and uncertainties, including: the Company’s ability to consummate the Restructuring Transactions on the terms set forth in the RSA or at all; the ability of the Company Parties to satisfy the Milestones and other conditions under the RSA, the ECL and the Financing, and the risk that the RSA, the ECL or the Financing is terminated; the Company’s ability to obtain the requisite acceptances of the Plan and to obtain bankruptcy court approval of the Financing, the Plan and other motions and requests filed in any chapter 11 cases; risks attendant to the chapter 11 process, including the effects of any chapter 11 cases on the Company’s liquidity, results of operations and business, and on its relationships with customers, content contributors, suppliers, employees and other third parties; objections to the Restructuring Transactions, the Financing or other pleadings that could protract any chapter 11 cases; the length of time the Company will operate under chapter 11 protection; increased legal and other professional costs; the receipt of required regulatory approvals; the treatment of existing equity interests under the Plan, which would result in holders of the Common Stock not receiving or retaining any property on account of such interests; the outcome of the warrant litigation and related matters; the delisting of the Common Stock from the New York Stock Exchange and the limited trading market for the Common Stock on the OTC Pink Limited Market; the risk that the Company may lose the right to use “Getty Images” trademarks; the risks associated with the Company’s expression of substantial doubt about its ability to continue as a going concern; the Company’s ability to continue to license third-party content and offer relevant quality and diversity of content to satisfy customer needs; the Company’s ability to attract and retain customers and key personnel; the risk that the Company operates in a highly competitive market; the legal, social and ethical issues relating to the use of new and evolving technologies, such as artificial intelligence; the risks of technological interruptions or cybersecurity vulnerabilities; changes in applicable laws or regulations; and other risks and uncertainties identified in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2026, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 27, 2026 (the “2025 Form 10-K”), and in the Company’s other filings with the SEC. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

The risks described under the heading “Item 1A. Risk Factors” in the 2025 Form 10-K and in the Company’s other filings with the SEC are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description
10.1*	Restructuring Support Agreement, dated as of October 12, 2026, by and among the Company Parties and the Consenting Stakeholders (including the Restructuring Term Sheet, the Financing Term Sheet, the Equity Commitment Letter, the Exit Term Sheet, the Form of Joinder and the Form of Transfer Agreement attached as exhibits thereto).

99.1	Press Release, dated October 12, 2026.

99.2	Cleansing Material.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

*	Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GETTY IMAGES HOLDINGS, INC.

Date: October 13, 2026	By:	/s/ Kjelti Kellough
	Name:	Kjelti Kellough
	Title:	Senior Vice President, General Counsel, and Corporate Secretary